EXHIBIT 99

FOR IMMEDIATE RELEASE	NYSE American – EP

EMPIRE PETROLEUM ANNOUNCES RESULTS FOR THIRD QUARTER 2023

~ Strategic Initiatives Executed in Q3 Further Position Empire for Long-Term Success ~

~ Continuing to Make Significant Progress on Starbuck Drilling Program ~

Tulsa, Oklahoma – November 13, 2023 – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas and Louisiana, today announced operational and financial results for the third quarter of 2023. In addition, the Company provided an update on its targeted drilling program underway at its Starbuck field in North Dakota (the “Starbuck Drilling Program”).

KEY THIRD QUARTER 2023 AND RECENT HIGHLIGHTS

•	Posted net sales volumes of 2,048 barrels of oil equivalent per day (“Boe/d”) (64% oil, 19% natural gas liquids (“NGLs”) and 17% natural gas) compared to 2,135 Boe/d (66% oil, 16% NGLs, and 18% natural gas) for the second quarter of 2023. Sales volumes for the third quarter of 2022 were 2,232 Boe/d (60% oil, 21% NGLs, and 19% natural gas);
•	Reported product revenue of $10.3 million, a net loss of $2.7 million, or $0.12 per diluted share, and an Adjusted Net Loss[1] of $1.5 million, or $0.06 per diluted share;
•	Generated Adjusted EBITDA[1] of $0.1 million;
•	Ended the third quarter of 2023 with approximately $11.3 million of liquidity;
•	Executed on a number of strategic initiatives designed to support the capital structure and near to mid-term asset development plans for the Company, including:
o	The Company and an indirect wholly-owned subsidiary of Energy Evolution Master Fund, Ltd. (“EEMF”) – Empire’s largest shareholder – collectively acquired strategic additional working interests in August in the Company’s three properties located in Lea County, New Mexico, including Eunice Monument South Unit A, Eunice Monument South Unit B, and Arrowhead Grayburg Unit;
o	Secured bridge loans in September collectively totaling $10 million, including $5 million each from Phil Mulacek, Empire’s Chair of the Board of Directors, and EEMF, with the primary purpose of funding the Company’s targeted Starbuck Drilling Program; and

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•	Commenced the targeted Starbuck Drilling Program in October during which the Company expects to drill 10 to 14 wells at an estimated total cost of $20 million to $22 million.
o	Initial well log results on the first two wells that have been drilled to target depth have shown positive indicators that materially exceed Empire’s initial expectations as to the targeted reservoir’s porosity and thickness.

____________

1.	Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

Mike Morrisett, President and Chief Executive Officer of Empire, commented, “We were pleased to see improvement in commodity prices during the third quarter. This timing is ideal as we continue to progress through our development campaign that began in the latter part of 2022 on our North Dakota assets and materially expanded in the second half of 2023 with the recent kick off of the Starbuck Drilling Program.”

Mr. Morrisett continued, “Our capital development programs are designed to drive a meaningful increase in production levels and cash flow for the near and long-term benefit of our shareholders. A lot of time and effort was spent developing the programs and the positive initial results from the well logs on our first two well being drilled is another clear indicator that all of the planning was well worth the effort. I want to thank everyone involved for their hard work and dedication as we continue to successfully execute our targeted development activities.”

Phil Mulacek, Chair of the Board of Empire, further commented, “We are clearly encouraged with the initial well log results from the first two wells of the Starbuck Drilling Program. We look forward to drilling targeted laterals of 5,000 to 6,500 feet within the target Upper Charles Formation. Loans have been advanced to the Company to fund the drilling and completion activities. As we move through our drilling program, we will continue to apply the lessons learned to improve overall performance of a target production growth.”

FINANCIAL AND OPERATIONAL RESULTS FOR THIRD QUARTER 2023

	Q3 2023	Q2 2023	% Change Q3 2023 vs. Q2 2023		Q3 2022	% Change Q3 2023 vs. Q3 2022

Net sales (Boe/d)	2,048	2,135	(4%	)	2,232	(8%	)
Net sales (Boe)	188.396	194,306	(3%	)	205,380	(8%	)
Realized price - all products ($/Boe)	$54.75	$50.22	9%		$68.03	(20%	)
Product Revenue ($M)	$10,315	$9,758	(6%	)	$13,973	(35%	)
Net income (loss) ($M)	$(2,748)	$(2,465)	(11%	)	$216	NM
Adjusted Net Income (Loss) ($M)	$(1,462)	$(2,398)	39%		$90	NM
Adjusted EBITDA ($M)	$134	$171	(22%	)	$4,799	(97%	)

NM – Not meaningful due to a change in signs.

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Net sales volumes were 2,048 Boe/d, including 1,306 barrels of oil per day; 387 barrels of NGLs per day, and 2,129 thousand cubic feet per day (“Mcf/d”), or 355 Boe/d, of natural gas. This is compared to net sales volumes for the second quarter of 2023 of 2,135 Boe/d, including 1,411 barrels of oil per day; 337 barrels of NGLs per day, and 2,322 thousand cubic feet per day (“Mcf/d”), or 387 Boe/d, of natural gas. Primarily driving the quarterly sequential decrease was lower oil sales volumes associated with Empire’s assets in New Mexico due to an annual turnaround of the Eunice Monument South Unit waterflood central facility. The Company looks forward to increasing its North Dakota asset production profile over the near to mid-term through its Starbuck Drilling Program currently underway that is targeted to drill up to 14 high rate-of-return wells.

Empire reported $10.3 million of product revenue versus $9.8 million for the second quarter of 2023. Offsetting the increase in realized crude oil and natural gas sales pricing, was lower sales volumes for crude oil and natural gas as well as lower NGLs realized pricing. This was partially offset by a 16% increase in sequential NGLs sales volumes primarily associated with the Company’s New Mexico assets due to increasing gas well output to capitalize on higher natural gas pricing.

Lease operating expenses were $7.1 million in both the third and second quarter of 2023. On a Boe basis, third quarter lease operating expenses were $37.42 per Boe versus $36.54 per Boe for the second quarter.

Production and ad valorem taxes were $0.8 million, which was a slight increase from $0.7 million for the second quarter of 2023, and were 7.7% and 7.4% of total product revenue, respectively, for the third and second quarters of 2023.

General and administrative (“G&A”) expense, excluding share-based compensation expense, was $2.6 million ($13.70 per Boe) versus $1.9 million ($9.75 per Boe) for the second quarter of 2023.

Empire recorded a net loss of $2.7 million, or $0.12 per diluted share, compared to a net loss of $2.5 million, or $0.11 per diluted share, for the second quarter of 2023. The Company posted an Adjusted Net Loss for the third quarter of $1.5 million, or $0.06 per diluted share, versus an Adjusted Net Loss of $2.4 million, or $0.11 per diluted share, in the second quarter of 2023.

Adjusted EBITDA was $0.1 million versus $0.2 million for the second quarter of 2023.

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CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the three months and nine months ended September 30, 2023, the Company invested approximately $2.5 million and $5.6 million, respectively, in capital expenditures primarily related to recompletion and other activities in multiple states as Empire seeks to bring production online from existing wells, as well as expenditures related to the Company’s new horizontal drilling in North Dakota.

Total liquidity at the end of the third quarter of 2023 was $11.3 million, including $11.0 million of cash and $0.3 million of availability on the Company’s credit facility. Empire remains squarely focused on continuing to execute on its strategy to remain financially conservative and target opportunities that provide long-term value for the Company’s shareholders.

DEVLOPMENT PROGRAM UPDATE

The Company is drilling the first two of ten to 14 wells to begin the 2023-2024 Starbuck Drilling Program. The first well was spud on October 11, 2023 and drilled to a depth of approximately 3,600 feet, thereby penetrating the targeted Upper Charles Formation.

•	The development plan is to drill and log a vertical well, then build a radius and cement casing across the vertical and radius, and lastly a horizontal section is drilled and completed. The post drill results to date indicate the reservoir at three times thicker than pre-drill estimates and porosities that are three to six times better than pre-drill estimates. Oil and gas was observed at surface with higher than expected pore pressures. The Company expects the first well to be completed in the next 15 to 20 days.
•	The Company looks forward to keeping investors apprised of its progress.

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ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in Texas, Louisiana, North Dakota, Montana, and New Mexico. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACT INFORMATION

Empire Petroleum Corporation:

Mike Morrisett, President & CEO

539-444-8002

info@empirepetrocorp.com

Investor Relations:

Al Petrie Advisors

Wes Harris, Partner

281-740-1334

wes@alpetrie.com

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenue:
Oil Sales	$9,492,127	$9,147,611	$11,501,521	$27,578,453	$35,247,309
Gas Sales (1)	411,217	248,686	1,526,148	1,315,938	3,731,946
Natural Gas Liquids ("NGLs") Sales (1)	411,624	362,181	945,317	1,278,759	3,201,947
Total Product Revenues	10,314,968	9,758,478	13,972,986	30,173,150	42,181,202
Other	17,050	18,361	22,921	54,775	71,877
Gain (Loss) on Derivatives	(1,185,921)	(66,657)	42,474	(1,319,401)	(93,740)
Total Revenue	9,146,097	9,710,182	14,038,381	28,908,524	42,159,339

Costs and Expenses:
Lease Operating Expense	7,050,054	7,099,000	7,751,755	20,669,217	16,981,057
Production and Ad Valorem Taxes	792,241	721,275	1,112,246	2,271,630	3,151,325
Depletion, Depreciation & Amortization	727,943	711,042	539,543	2,061,474	1,429,788
Accretion of Asset Retirement Obligation	470,505	405,361	342,619	1,277,141	1,009,107
General and Administrative Expense:
General and Administrative	2,580,464	1,894,204	2,040,418	7,497,947	6,915,068
Stock-Based Compensation	158,792	1,180,806	809,641	2,289,237	1,672,823
Total General and Administrative Expense	2,739,256	3,075,010	2,850,059	9,787,184	8,587,891

Total Cost and Expenses	11,779,999	12,011,688	12,596,222	36,066,646	31,159,168

Operating Income (Loss)	(2,633,902)	(2,301,506)	1,442,159	(7,158,122)	11,000,171

Other Income and (Expense):
Interest Expense	(249,796)	(184,887)	(125,330)	(671,982)	(347,763)
Other Income (Expense)	1,350	21,484	(1,100,888)	23,256	(1,278,760)
Income (Loss) before Taxes	(2,882,348)	(2,464,909)	215,941	(7,806,848)	9,373,648

Income Tax (Provision) Benefit	134,720	—	—	134,720	—

Net Income (Loss)	$(2,747,628)	$(2,464,909)	$215,941	$(7,672,128)	$9,373,648

Net Income (Loss) per Common Share:
Basic	$(0.12)	$(0.11)	$0.01	$(0.34)	$0.45
Diluted	$(0.12)	$(0.11)	$0.01	$(0.34)	$0.41
Weighted Average Number of Common Shares Outstanding:
Basic	22,727,639	22,105,704	21,651,383	22,320,207	20,654,294
Diluted	22,727,639	22,105,704	24,065,485	22,320,207	22,778,836

(1) Presentation for the three and nine months ended September 30, 2022 reflects reclassification of gathering and processing costs from lease operating expense, which is consistent with the presentation of results for the first three quarters of 2023.

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EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Production Volumes:
Oil (Bbl)	120,177	128,413	123,804	368,847	361,226
Natural gas (Mcf)	195,908	211,293	231,522	638,419	653,829
Natural gas liquids (Bbl)	35,568	30,678	42,989	106,002	121,658
Total (Boe)	188,396	194,306	205,380	581,251	591,855

Average daily equivalent sales (Boe/d)	2,048	2,135	2,232	2,129	2,168

Average Price per Unit:
Oil ($/Bbl)	$78.98	$71.24	$92.90	$74.77	$97.58
Natural gas ($/Mcf)	$2.10	$1.18	$6.59	$2.06	$5.71
Natural gas liquids ($/Bbl)	$11.57	$11.81	$21.99	$12.06	$26.32
Total ($/Boe)	$54.75	$50.22	$68.03	$51.91	$71.27

Operating Costs and Expenses per Boe:
Lease operating expense	$37.42	$36.54	$37.74	$35.56	$28.69
Production and ad valorem taxes	$4.21	$3.71	$5.42	$3.91	$5.32
Depreciation, depletion, amortization and accretion	$6.36	$5.75	$4.30	$5.74	$4.12
General & administrative expense:
General & administrative expense	$13.70	$9.75	$9.93	$12.90	$11.68
Stock-based compensation	$0.84	$6.08	$3.94	$3.94	$2.83
Total general & administrative expense	$14.54	$15.83	$13.88	$16.84	$14.51

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EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2023	2022

ASSETS
Current Assets:
Cash	$11,034,834	$11,944,442
Accounts Receivable	7,226,146	7,780,239
Derivative Instruments	—	121,584
Inventory - Oil in Tanks	1,564,684	1,840,274
Prepaids	591,732	1,048,434
Total Current Assets	20,417,396	22,734,973

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	74,620,878	63,986,339
Less: Accumulated Depreciation, Depletion and Impairment	(22,014,050)	(20,116,696)
Total Oil and Gas Properties, Net	52,606,828	43,869,643
Other Property and Equipment, Net	1,867,911	1,441,529
Total Property and Equipment, Net	54,474,739	45,311,172

Sinking Fund	—	2,779,000
Utility and Other Deposits	1,374,771	719,930

TOTAL ASSETS	$76,266,906	$71,545,075

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$6,051,027	$5,843,366
Accrued Expenses	5,726,117	9,461,010
Derivative Instruments	1,053,606	—
Current Portion of Lease Liability	424,819	256,975
Term Note Payable - Related Party	1,060,004	—
Current Portion of Long-Term Debt	4,549,585	2,059,309
Total Current Liabilities	18,865,158	17,620,660

Long-Term Debt	116,507	4,063,115
Bridge Loans - Related Parties	10,000,000	—
Term Note Payable - Related Party	—	1,076,987
Lease Liability	654,524	547,692
Derivative Instruments	59,949	—
Asset Retirement Obligations	27,742,852	25,000,740
Total Liabilities	57,438,990	48,309,194

Stockholders' Equity:
Series A Preferred Stock - $.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $.001 Par Value, 190,000,000 Shares Authorized, 22,892,280 and 22,093,503 Shares Issued and Outstanding, Respectively	82,414	81,615
Additional Paid-in Capital	78,566,843	75,303,479
Accumulated Deficit	(59,821,341)	(52,149,213)
Total Stockholders' Equity	18,827,916	23,235,881

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$76,266,906	$71,545,075

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EMPIRE PETROLEUM CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Cash Flows From Operating Activities:
Net Income (Loss)	$(2,747,628)	$(2,464,909)	$215,941	$(7,672,128)	$9,373,648

Adjustments to Reconcile Net Income (Loss) to Net Cash
Provided By Operating Activities:
Stock Compensation and Issuances	158,792	1,180,806	809,636	2,289,237	1,672,823
Amortization of Right of Use Assets	124,171	87,560	44,627	287,956	135,234
Depreciation, Depletion and Amortization	727,943	711,042	539,543	2,061,474	1,429,788
Accretion of Asset Retirement Obligation	470,505	405,361	342,619	1,277,141	1,009,107
(Gain) Loss on Derivatives	1,185,921	66,657	(42,474)	1,319,401	93,740
Settlement on or Purchases of Derivative Instruments	(45,855)	—	(83,914)	(87,042)	(244,805)
Loss on XTO Final Settlement	—	—	1,448,363	—	1,448,363
PIE-Related Expense	—	—	1,399,030	—	1,399,030
Change in Operating Assets and Liabilities:
Accounts Receivable	467,151	(1,189,280)	1,417,093	(1,572,038)	304,009
Inventory, Oil in Tanks	(26,255)	155,057	(412,768)	(292,057)	(567,477)
Prepaids, Current	202,867	618,737	(184,958)	911,416	(45,362)
Accounts Payable	1,892,377	(1,587,886)	(1,459,997)	194,438	(2,464,573)
Accrued Expenses	(89,808)	(464,538)	(208,689)	(3,732,113)	1,480,826
Other Long Term Assets and Liabilities	(292,782)	(436,523)	39,026	(942,916)	(117,185)
Net Cash Provided By Operating Activities	2,027,399	(2,917,916)	3,863,078	(5,957,231)	14,907,166

Cash Flows from Investing Activities:
Acquisition of Oil and Natural Gas Properties	(1,424,419)	(670,000)	—	(2,094,419)	(2,205,000)
Additions to Oil and Natural Gas Properties	(2,468,688)	(917,843)	(276,024)	(5,596,535)	(1,502,900)
Purchase of Other Fixed Assets	(26,478)	(125,866)	(189,179)	(179,514)	(307,787)
Cash Paid for Right of Use Assets	(223,606)	(117,560)	(44,009)	(427,711)	(135,244)
Sinking Fund Deposit	—	—	—	2,779,000	(640,000)
Net Cash Used In Investing Activities	(4,143,191)	(1,831,269)	(509,212)	(5,519,179)	(4,790,931)

Cash Flows from Financing Activities:
Principal Payments of Debt	(644,224)	(719,838)	(1,384,167)	(1,933,198)	(1,384,167)
Proceeds from Bridge Loans and Related Parties	10,000,000	—	922,388	10,000,000	—
Proceeds from Option and Warrant Exercises	2,500,000	—	405,220	2,500,000	3,389,903
Net Cash Provided By (Used In) Financing Activities	11,855,776	(719,838)	(56,559)	10,566,802	2,005,736

Net Change in Cash	9,739,984	(5,469,023)	3,297,307	(909,608)	12,121,971

Cash - Beginning of Period	1,294,850	6,763,873	12,436,535	11,944,442	3,611,871

Cash - End of Period	$11,034,834	$1,294,850	$15,733,842	$11,034,834	$15,733,842

Supplemental Cash Flow Information:
Cash Paid for Interest				$398,033	$292,022

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Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Income (Loss)”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted Net Income (Loss) is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Income (Loss)	$(2,747,628)	$(2,464,909)	$215,941	$(7,672,128)	$9,373,648

Adjusted for:
(Gain) loss on derivatives	1,185,921	66,657	(42,474)	1,319,401	93,740
Settlement on or purchases of derivative instruments	(45,855)	—	(83,926)	(87,042)	(244,817)
CEO severance (including employer taxes)	—	—	—	374,820	—
COO severance (including employer taxes)	145,319	—	—	145,319	—
Settlement and fees related to Texas sales tax audit	—	—	—	—	1,089,318

Adjusted Net Income (Loss)	$(1,462,243)	$(2,398,252)	$89,541	$(5,919,630)	$10,311,889

Diluted Weighted Average Shares Outstanding	22,727,639	22,105,704	24,065,485	22,320,207	22,778,836

Adjusted Net Income (Loss) Per Share	$(0.06)	$(0.11)	$0.00	$(0.27)	$0.45

The Company defines Adjusted EBITDA as net income (loss) plus net interest expense, depreciation, depletion and amortization (“DD&A”), accretion, amortization of right of use assets and other non-cash items. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Income (Loss)	$(2,747,628)	$(2,464,909)	$215,941	$(7,672,128)	$9,373,648

Add Back:
Interest expense	249,796	184,887	125,330	671,982	347,763
DD&A	727,943	711,042	539,543	2,061,474	1,429,788
Accretion	470,505	405,361	342,619	1,277,141	1,009,107
Impairment cost	—	—	—	—	—
Amortization of right of use assets	124,171	87,560	44,627	287,956	135,234
Income taxes	(134,720)	—	—	(134,720)	—
EBITDA	$(1,309,933)	$(1,076,059)	$1,268,060	$(3,508,295)	$12,295,540

Consideration of noncash items:
Stock compensation and issuances	158,792	1,180,806	809,641	2,289,237	1,672,829
(Gain) loss on derivatives	1,185,921	66,657	(42,474)	1,319,401	93,740
Settlement on or purchases of derivative instruments	(45,855)	—	(83,926)	(87,042)	(244,817)
CEO severance (including employer taxes)	—	—	—	374,820	—
COO severance (including employer taxes)	145,319	—	—	145,319	—
Write-off of JDA note receivable	—	—	1,399,030	—	1,399,030
XTO final settlement	—	—	1,448,363	—	1,448,363
Settlement and fees related to Texas sales tax audit	—	—	—	—	1,089,318

Adjusted EBITDA	$134,244	$171,404	$4,798,694	$533,440	$17,754,003

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